TIDAL TRUST II 485BPOS

Exhibit 99(g)(i)(13)

THIRTEENTH AMENDMENT TO THE

TIDAL TRUST II

CUSTODY AGREEMENT

THIS THIRTEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following fund:

●	Hilton Small-MidCap Opportunity ETF;

Remove the following funds:

●	REX Daily 2X COIN ETF

●	REX Daily 2X GME ETF

●	REX Daily 2X AMC ETF

●	REX Daily 2X PTON ETF

●	REX Daily 2X TLRY ETF

●	REX Daily 2X NKLA ETF

●	REX Daily 2X HOOD ETF

●	REX Daily 2X BYND ETF

●	REX Daily 2X PENN ETF; and

Reflect a change in name from the REX Daily 2X MSTR ETF to the REX Daily Target 1.5X MSTR ETF.

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of November 9, 2023.

Signatures on Next Page

TIDAL TRUST II	U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	November 14, 2023	Date:	November 14, 2023

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust II

Name of Series:
Carbon Collective Climate Solutions U.S. Equity ETF
YieldMax Innovation Option Income Strategy ETF
YieldMax KWEB Option Income Strategy ETF
YieldMax GDX Option Income Strategy ETF
YieldMax XBI Option Income Strategy ETF
YieldMax TLT Option Income Strategy ETF
YieldMax AAPL Option Income Strategy ETF
YieldMax AMZN Option Income Strategy ETF
YieldMax BRK.B Option Income Strategy ETF
YieldMax COIN Option Income Strategy ETF
YieldMax META Option Income Strategy ETF
YieldMax GOOG Option Income Strategy ETF
YieldMax NFLX Option Income Strategy ETF
YieldMax NVDA Option Income Strategy ETF
YieldMax SQ Option Income Strategy ETF
YieldMax TSLA Option Income Strategy ETF
YieldMax ABNB Option Income Strategy ETF
YieldMax AMD Option Income Strategy ETF
YieldMax MRNA Option Income Strategy ETF
YieldMax PYPL Option Income Strategy ETF
YieldMax DIS Option Income Strategy ETF
YieldMax JPM Option Income Strategy ETF
YieldMax MSFT Option Income Strategy ETF
YieldMax XOM Option Income Strategy ETF
YieldMax AI Option Income Strategy ETF
YieldMax ROKU Option Income Strategy ETF
YieldMax SNOW Option Income Strategy ETF
YieldMax ZM Option Income Strategy ETF
YieldMax ADBE Option Income Strategy ETF
YieldMax NKE Option Income Strategy ETF
YieldMax ORCL Option Income Strategy ETF
YieldMax INTC Option Income Strategy ETF
YieldMax BIIB Option Income Strategy ETF
YieldMax BA Option Income Strategy ETF
YieldMax TGT Option Income Strategy ETF
The Meet Kevin Pricing Power ETF
The Meet Kevin Select ETF
The Meet Kevin Moderate ETF
REX Daily Short MSTR ETF
REX Daily Short COIN ETF
REX Daily Short GME ETF
REX Daily Short AMC ETF
REX Daily Short PTON ETF
REX Daily Short TLRY ETF
REX Daily Short NKLA ETF
REX Daily Short HOOD ETF
REX Daily Short BYND ETF

REX Daily Short PENN ETF
Nicholas Fixed Income Alternative ETF
REX Daily 2X MSTR ETF
REX Daily 2X COIN ETF
REX Daily 2X GME ETF
REX Daily 2X AMC ETF
REX Daily 2X PTON ETF
REX Daily 2X TLRY ETF
REX Daily 2X NKLA ETF
REX Daily 2X HOOD ETF
REX Daily 2X BYND ETF
REX Daily 2X PENN ETF
Pinnacle Focused Opportunities ETF
Return StackedTM Bonds & Managed Futures ETF
Return StackedTM Global Stocks & Bonds ETF
Return StackedTM U.S. Stocks & Managed Futures ETF
DGA Absolute Return ETF
Tactical Advantage ETF
Clouty Tune ETF
CNIC ICE U.S. Carbon Neutral Power Futures Index ETF
Roundhill Generative AI & Technology ETF
Blueprint Chesapeake Multi-Asset Trend ETF
Grizzle Growth ETF
Cboe® Validus S&P 500® Dynamic PutWrite Index ETF
Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance R2000 Enhanced Options Income ETF
CoreValues Alpha Greater China Growth ETF
Hilton Small-MidCap Opportunity ETF